Exhibit 10.50

Memorandum on Terms of Service of Carrier Billing

SoftBank Corp. (”SB”), SB Payment Service Corp. (“SBPS”), and PayPay Corporation (“PP”) agree as follows and enter into this memorandum (the “Memorandum”) regarding the Online Settlement ASP Merchant Terms between PP and SBPS and the merchant agreement between the three parties based on the Sotftbank Matomete Shiharai (B) Merchant Terms (the “Original Agreement”) formed based on PP’s application to use the online payment ASP of SBPS dated July 19, 2019.

The terms used in this Memorandum have the meanings defined in the Original Agreement, unless otherwise defined herein.

Article 1 Commission Rate

1.	PP shall pay to SBPS the following commission regarding settlement of payments made using Softbank Matomete Shiharai.

Base commission:

•	1.3% of settlement amount

2.	SB, SBPS, and PP may change the commission rate specified in the preceding paragraph upon agreement among the three parties.

Article 2 Final Irrecoverable Ratio

1.

Of the trade receivables assigned by PP to SBPS under Article 11, Paragraph 2 of the Original Agreement, any claim for SB carrier fees settled by Softbank Matomete Shiharai where the customer does not pay after six months from the due date for payment have passed, or where SB has confirmed that the customer will not pay, is defined as a doubtful debt (“Doubtful Debts”; the amount thereof, the “Doubtful Debt Amount”).

2.

If SBPS delegates the collection of Doubtful Debts to an attorney at law, the amount recovered by that attorney less the attorney’s collection fee (25% of the recovered amount) is defined as attorney recovered debt (“Attorney Recovered Debts”; the amount thereof, the “Attorney Recovered Amount”).

3.

The difference of the Doubtful Debt Amount less the Attorney Recovered Amount is the final irrecoverable amount, and the quotient of the final irrecoverable amount divided by the Doubtful Debt Amount is the final irrecoverable ratio. SB, SBPS, and PP set the final irrecoverable ratio as follows.

Final irrecoverable ratio: 85%

4.	SB, SBPS, and PP may change the final irrecoverable ratio specified in the preceding paragraph upon agreement among the three parties.

Article 3 Compensation and Payment of Final Irrecoverable Amount

1.	PP shall pay to SBPS an amount equal to the product of Doubtful Debts multiplied by the final irrecoverable ratio (the “Final Irrecoverable Amount”) as compensation.

2.

SBPS shall close its Doubtful Debts account as of the last day of each month, calculate the Final Irrecoverable Amount, and notify PP of the Final Irrecoverable Amount by the 10th business day of the following month by submitting to PP an itemization of the matters agreed upon through consultation with PP.

3.	PP shall notify SBPS of any doubt regarding the Final Irrecoverable Amount by the end of the month in which notice is received under Paragraph 3.

4.

If it is discovered that there is an error in the Final Irrecoverable Amount, SBPS or PP shall pay the difference between the recalculated amount by the verification and the amount of compensation originally paid on the first coming payment date following the discovery of the error.

Article 4 Reporting Obligations

SB, SBPS, and PP shall conduct monitoring as appropriate to prevent any disadvantage or financial loss due to unauthorized use or similar conduct, and shall report the details of such monitoring.

Article 5 Burden of Expenses

PP shall not require SB and SBPS to pay any fees or other costs to use the Sotftbank Matomete Shiharai service pursuant to the Original Agreement and this Memorandum.

Article 6 Amendment of the Original Agreement

1.	The Online Settlement ASP Merchant Terms of SBPS are amended as follows.

(Underlined text indicates a change.)

Provision	Original	Amended
Article 70, Paragraph 1	The term of the Merchant Agreement is from the date of formation of the Merchant Agreement to March 31 of the following year. However, unless Merchant or SBPS indicates its intention to the contrary at least six months before the termination of the Merchant Agreement, the Merchant Agreement will automatically extend for a further period of one year, and the same applies thereafter.	The term of the Merchant Agreement is from the date of formation of the Merchant Agreement to March 31 of the following year. However, unless Merchant or SBPS indicates its intention to the contrary at least 90 days before the termination of the Merchant Agreement, the Merchant Agreement will automatically extend for a further period of one year, and the same applies thereafter.

Article 70, Paragraph 2	Notwithstanding the preceding paragraph, Merchant or SBPS may terminate the Merchant Agreement by written notice to the other party at least six months in advance.	Notwithstanding the preceding paragraph, Merchant or SBPS may terminate the Merchant Agreement by written notice to the other party at least 90 days in advance.

2.	The Online Settlement ASP Merchant Terms (Sotftbank Matomete Shiharai (B) Credit Card Settlement) of SBPS are amended as follows.

(Underlined text indicates a change.)

Provision	Original	Amended
Article 34, Paragraph 1	The term of the Merchant Agreement is from the date of formation of the Merchant Agreement to March 31 of the following year. However, unless Merchant or SBPS indicates its intention to the contrary at least six months before the termination of the Merchant Agreement, the Merchant Agreement will automatically extend for a further period of one year, and the same applies thereafter.	The term of the Merchant Agreement is from the date of formation of the Merchant Agreement to March 31 of the following year. However, unless Merchant or SBPS indicates its intention to the contrary at least 90 days before the termination of the Merchant Agreement, the Merchant Agreement will automatically extend for a further period of one year, and the same applies thereafter.

Article 34, Paragraph 2	Notwithstanding the preceding paragraph, Merchant or SBPS may terminate the Merchant Agreement by written notice to the other party at least six months in advance.	Notwithstanding the preceding paragraph, Merchant or SBPS may terminate the Merchant Agreement by written notice to the other party at least 90 days in advance.

3.	The Original Agreement is amended as follows.

(Underlined text indicates a change.)

Provision	Original	Amended
Article 29, Paragraph 1	The term of the Agreement is from the date of notification of approval of the application for the Agreement until the end of the fiscal year (meaning a period from April 1 to March 31 of the following year) in which the notification date falls. However, unless the Merchant or the Companies express their intention, in writing or by email or a similar method, at least 90 days in advance of the expiration of the Agreement to terminate the Agreement upon expiration, the Agreement will extend for a period of one half-year, and the same applies thereafter.	The term of the Agreement is from the date of notification of approval of the application for the Agreement until the end of the fiscal year (meaning a period from April 1 to March 31 of the following year) in which the notification date falls. However, unless the Merchant or the Companies express their intention, in writing or by email or a similar method, at least 90 days in advance of the expiration of the Agreement to terminate the Agreement upon expiration, the Agreement will extend for a period of one year, and the same applies thereafter.

Article 30, Paragraph 2	The Companies may terminate the Agreement by notifying the Merchant at least 30 days prior to the desired termination date.	The Companies may terminate the Agreement by notifying the Merchant at least 90 days prior to the desired termination date.

In witness whereof, this Memorandum is prepared in triplicate, and each party shall affix its name and seal hereto and retain one original.

July 29, 2019

1-9-1 Higashishimbashi, Minato-ku, Tokyo

SoftBank Corp.

Customer Base Promotion Division

Kazuhiro Sasaki, Senior Vice President and General Manager

1-9-2 Higashishimbashi, Minato-ku, Tokyo

SB Payment Service Corp.

Tomonori Hotta, Representative Director and Vice President

1-3 Kioicho, Chiyoda-ku, Tokyo

PayPay Corporation

Ichiro Nakayama, Representative Director